Exhibit 23.1            Consent of Independent Auditors



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
PROTON LABORATORIES, INC.

As independent registered public accountants, we hereby consent to the use of our report dated March 7, 2005, with respect to the consolidated financial statements of Proton Laboratories, Inc., in the Registration Statement of Proton Laboratories, Inc. on Form SB-2 relating to the registration of 50,000,000 shares of common stock. We also consent to the use of our name and the reference to us in the Experts section of the Registration Statement.


/s/ Hansen, Barnett & Maxwell
Salt Lake City, Utah

December 14, 2005